EXHIBIT 99

Financial statements and report of independent registered public accounting firm

Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

December 31, 2004 and 2003




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                                    CONTENTS

                                                                            Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                        3

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                4

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
  BENEFITS                                                                     5

NOTES TO FINANCIAL STATEMENTS                                                  6


SUPPLEMENTAL INFORMATION

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                               10




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             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Trustees
Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

We have audited the accompanying statements of net assets available for benefits of Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the Plan) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Cincinnati, Ohio
June 7, 2005


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 2004 and 2003


         ASSETS                             2004              2003
                                        -----------       -----------

Participant directed investments:
  Equities                              $ 7,198,668       $ 5,463,410
  Mutual and closed-end funds             2,709,484         3,964,600
  Common/collective funds                 4,065,696         3,964,255
  Participant loans                         106,534            52,823
                                        -----------       -----------
         Total investments               14,080,382        13,445,088

Receivables:
  Participant contributions                   4,511                --
  Employer contributions                         --               725
                                        -----------       -----------
Total receivables                             4,511               725
                                        -----------       -----------

Net assets available for benefits       $14,084,893       $13,445,813
                                        ===========       ===========

The accompanying notes are an integral part of these statements.


                                       4
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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 For the years ended December 31, 2004 and 2003


                                                                          2004         2003
                                                                      -----------   -----------
Additions to net assets attributed to:
  Participant contributions                                           $   898,269   $   739,890
  Employer contributions                                                  532,774       585,494
  Rollovers                                                                29,313       123,197
  Interest and dividends                                                1,524,211     1,588,890
  Net appreciation (depreciation) on investment securities (Note C)       783,067     1,465,226
                                                                      -----------   -----------
         Total additions                                                3,767,634     4,502,697

Deductions from net assets attributed to:
  Benefits paid to participants                                         3,067,397       209,446
  Administrative fees                                                      61,157        49,098
                                                                      -----------   -----------
         Total deductions                                               3,128,554       258,544
                                                                      -----------   -----------

Net increase                                                              639,080     4,244,153

Net assets available for benefits:
  Beginning of year                                                    13,445,813     9,201,660
                                                                      -----------   -----------

  End of year                                                         $14,084,893   $13,445,813
                                                                      ===========   ===========


The accompanying notes are an integral part of these statements.

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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2004 and 2003


NOTE A - DESCRIPTION OF PLAN

      The following description of the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      1.    General
            -------

      The Plan is a defined contribution plan covering all employees of Oak Hill Financial, Inc. and subsidiaries (the "Company") who have three consecutive months of service and have attained age 21. It was established for the purpose of providing retirement and profit sharing benefits to all eligible employees of the Company. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      2.    Contributions
            -------------

      Each year, participants may contribute up to 25 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers three mutual funds, seven common/collective trust funds and stock of Oak Hill Financial, Inc. as investment options for participants. The 401(k) matching Company contribution is invested in the Company's common stock. Additional profit sharing amounts may be contributed at the option of the Company's management and are invested in a portfolio of investments as directed by the participants. Contributions are subject to certain limitations.

      3.    Participant Accounts
            --------------------

      Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution, (b) Plan earnings and
      (c) nonvested forfeitures. Administrative expenses are paid directly by the Company. If not paid by the Company, administrative expenses become the liability of the Plan. Allocations are based on each participant's account at the end of the year. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

      4.    Payment of Benefits
            -------------------

      Upon termination of service due to death, disability or retirement, a participant may elect to receive a lump-sum amount equal to the value of the participant's vested interest in his or her account. Any nonvested amounts are forfeited and allocated to the remaining participants.

      5.    Vesting
            -------

      Participants are immediately vested in their own contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts is based on years of continuous service. A participant is 100 percent vested after six years of credited service, with 20% annual incremental vesting beginning in year two.


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2004 and 2003


NOTE A - DESCRIPTION OF PLAN (continued)

      6.    Forfeitures
            -----------

      In the event a participant terminates prior to 100% vesting, the portion of employer contributions which is not vested is forfeited at that time. The forfeited amounts are used to first reinstate previously forfeited account balances of re-employed participants, then allocated to the employer contribution account of all eligible participants.

      For the year ended December 31, 2004, forfeited nonvested amounts totaled approximately $34,400. The amounts were allocated to the remaining participants.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

      1.    Basis of Accounting
            -------------------

      The financial statements of the Plan are prepared under the accrual method of accounting.

      2.    Use of Estimates
            ----------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the financial statements and the reported amounts of changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

      3.    Investment Valuation and Income Recognition
            -------------------------------------------

      The Plan's investments are stated at fair value based on quoted market prices. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value.

      Purchases and sales of securities are recorded on the settlement date. Dividends are recorded when received.

      4.    Payment of Benefits
            -------------------

      Benefits are recorded when paid.


NOTE C - INVESTMENTS

      The following presents investments that represent 5 percent or more of the Plan's net assets at December 31:

      Participant Directed Equities:                2004             2003
      Oak Hill Financial, Inc.                $7,198,668       $5,463,410
      American Funds AM Balance R3 Fund        1,542,460        3,008,546
      Prin PTR Lg-Cap Value Sep Account          715,654          960,091
      Prin PTR Sm-Cap Value Sep Account        1,115,138          940,621
      Prin Money Mkt Sep Account                 735,092          802,038


                                       7
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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2004 and 2003



NOTE C - INVESTMENTS  (continued)

      During 2004, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $783,067.


NOTE D - RELATED PARTY TRANSACTIONS

      Participants may invest in stock of Oak Hill Financial, Inc., the Plan sponsor, and these transactions qualify as party-in-interest transactions.


NOTE E - PLAN TERMINATION

      Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their employer contributions.


NOTE F - PARTICIPANT LOANS

      Participants may borrow up to 50% of their 401(k) contributions and/or rollover contributions or $50,000 (whichever is less). The minimum loan amount is $1,000 and the maximum loan amount is $50,000. Participants may have only two outstanding loans at anytime. The interest rate is the prime rate plus 1% and is determined when the participant applies for the loan. Principal and interest are paid back directly to the participants account through payroll deduction.


NOTE G - TAX STATUS

      The Internal Revenue Service has determined and informed the Company by a letter dated April 4, 2002, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


NOTE H - RISKS AND UNCERTAINTIES

      The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.


                                       8
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                            SUPPLEMENTAL INFORMATION








                                       9
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
                              Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan
                                     Form 5500 E.I.N. 31-1010517 Plan No. 004

                             Line 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                 December 31, 2004

(a)                        (b)                                                (c)                     (d)

                                                                   Description of investment
                                                                 including maturity date, rate
            Identity of issue, borrower,                         of interest, collateral, par       Current
               lessor or similar party                                 or maturity value             value

  Participant Directed
  --------------------
      Equities                                                              Shares
                                                                            ------
*     Oak Hill Financial, Inc.                                              271,359             $ 7,198,668

      Mutual Funds
      American Funds American Balanced R3 Fund                               85,931               1,542,460
      American Funds Growth Fund R3 Fund                                     18,160                 492,129
      American Funds New Perspective R3 Fund                                 24,560                 674,895
                                                                                                -----------
                                                                                                  2,709,484

      Common/Collective Trust Funds
*     Principal Money Market Separate Account                                19,029                 735,092
*     Principal Bond & Mortgage Separate Account                                631                 401,336
*     Principal Large-Cap Stock Index Separate Account                       11,611                 481,003
*     Principal Partner Large-Cap Value Separate Account                     55,589                 715,654
*     Principal Partner Mid-Cap Value Separate Account                       16,027                 231,112
*     Principal Partner Mid-Cap Growth Separate Account                      35,242                 386,361
*     Principal Partner Small-Cap Value Separate Account                     65,991               1,115,138
                                                                                                -----------
                                                                                                  4,065,696
*     Participant loans                                             Interest rate 5.50% - 10%       106,534
                                                                                                -----------

      Total Investments                                                                         $14,080,382
                                                                                                ===========



*  Denotes a party-in-interest



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